2(j)

                                    AGREEMENT

     THIS AGREEMENT made as of APRIL 28, 19 80, between Tridan Corp., a New York Corporation (hereinafter called the "Corporation"), and Morgan Guaranty Trust Company of New York, a Corporation organized under the laws of the State of New York (hereinafter called "Custodian"),

                                   WITNESSETH:

     WHEREAS, the Corporation desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this
Agreement:

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and Custodian agree as follows:

Sec. 1. Definitions

     The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants, or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

     The words "officer's certificate" shall mean a request or direction or certification in writing signed in the name of the Corporation by the Chairman, the President, a Vice-President, the Secretary and the Treasurer of the Corporation, or any other persons duly authorized to sign by the Board of Directors of the Corporation.

Sec. 2. Names, Titles and Signatures of Corporation's Officers

     An officer of the Corporation will certify to the Custodian the names and signatures of those persons authorized to sign the Officers' Certificates described in Sec. 1 hereof, and the names of the members of the Board of Directors thereof, together with any changes which may occur from time to time.

Sec. 3. Receipt and Disbursement of Money

     A. Custodian shall open and maintain a separate account or accounts in the name of the Corporation, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the

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Corporation.  Custodian  shall make  payments of cash to, or for the account of, the Corporation from such cash only (a) for the purchase of securities for the portfolio of the Corporation upon the delivery of such securities to Custodian, registered in the name of the Corporation or of the nominee of Custodian referred to in Sec. 7 or in proper form for transfer, (b) for the purchase or redemption of shares of the capital stock of the Corporation upon delivery thereof to Custodian, (c) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services), (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Corporation held by or to be delivered to Custodian; or (e) for other proper corporate purposes. Before making any such payment Custodian shall receive (and may rely upon) and officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (c) or (d) of this subsection A, and also, in respect of Item (e), upon receipt of an officers' certificate and a certified copy of a resolution of the Board of Directors of the Corporation signed by an Officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Corporation.

Sec. 4. Receipt of Securities

     Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it for the account of the Corporation. All such securities are to be held or disposed of by Custodian for, and subject at all times to the instructions of, the Corporation pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the directive of the Corporation and only for the account of the Corporation as set forth in Sec. 5 of this Agreement.

Sec. 5. Transfer, Exchange, Redelivery, etc. of Securities

     Custodian shall have sole power to release or deliver any securities of the Corporation held by it pursuant to this Agreement. Custodian agrees to transfer, exchange, or deliver securities held by it hereunder only (a) for sales of such securities for the account of the Corporation upon receipt by Custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of

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

subscription,  purchase or other similar rights  represented by such securities,
(g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, or (h) for other proper corporate purposes. As to any deliveries made by Custodian pursuant to items (b), (d), (e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian.

Sec. 6. Custodian's Acts Without Instructions

     Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall:

          (a) Present for payment all coupons and other income items held by it for the account of the Corporation which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Corporation; (b) Collect interest and cash dividends received, with notice to the Corporation, to the account of the Corporation; (c) Hold for the account of the Corporation hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; (d) execute as agent on behalf of the Corporation all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any State now or hereunder in effect, inserting the Corporation's name on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

Sec. 7. Registration of Securities

     Except as otherwise directed by an officers' certificate Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all time identifiable in its records.

     The Corporation shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Corporation and which may from time to time be registered in the name of the Corporation.

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Sec. 8. Voting and other Action

     Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Corporation, except in accordance with the instructions contained in an officers' certificate. Custodian shall promptly deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Corporation), but without indicating the manner in which such proxies are to be voted.

Sec. 9. Transfer Tax and Other Disbursements

     The Corporation shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

     Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

Sec. 10. Concerning Custodian

     Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. The schedule of fees charged by the Custodian are attached hereto as Exhibit 1.

     Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Directors, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     The Corporation agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Corporation for such items. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Corporation, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property or any time

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held for the account of the Corporation shall be security therefor.

Sec. 11. Reports by Custodian

     Custodian shall furnish the Corporation monthly with a statement summarizing all transactions and entries for the account of the Corporation. Custodian shall furnish the Corporation at the end of every calendar quarter with a list of the portfolio securities showing the adjusted average cost of each issue and the market value at the end of such quarter. Custodian shall furnish the Corporation, at the close of each quarter of the Corporation's fiscal year, with a list showing cost and market values of the securities held by it for the Corporation hereunder, adjusted for all commitments confirmed by the Corporation as of such close, certified by a duly authorized officer of Custodian. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Corporation.

Sec. 12. Termination or Assignment

     This Agreement may be terminated by the Corporation, or by Custodian, on sixty days' notice, given in writing and sent by registered mail to Custodian at 9 West 57th Street, New York, New York 10019 or to the Corporation at 136 East 57th Street, Suite 1500, New York, New York 10022 as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Corporation to dissolve or to function without a Custodian of its cash, securities and other property, Custodian shall retain all cash, securities or other property of the Corporation until further advised by the Corporation in writing; provided, however, that Custodian shall not be required to make any delivery of such property to a successor custodian or to the Corporation until full payment shall have been made by the Corporation of all liabilities constituting a charge on or against the properties then held by Custodian, or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Sec. 10 of this Agreement.

     This Agreement may not be assigned by Custodian without the consent of the Corporation, authorized or approved by a resolution of its Board of Directors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

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     Executed in several counterparts, each of which is an original.

                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK
                                        -------------------
                                        (Custodian)

                                        By /s/ Edward D. Higgins
                                           --------------------------------
Attest:                                    Edward D. Higgins
                                           Asst. Vice President

/s/ Arthur C. Stever
----------------------------------
Arthur C. Stever
Assistant Trust Officer

(Corporate Seal)                        TRIDAN CORP.
                                        ------------
                                        (Corporation)

                                        By /s/ Peter Goodman
                                           --------------------------------
Attest:                                    Peter Goodman, President

/s/ I. Robert Harris
----------------------------------
I. Robert Harris, Secretary

(Corporate Seal)

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                                     EXHIBIT

     There shall be no fee charged by the Custodian for services provided under this Custodian Agreement so long as the Custodian continues to serve as the Corporation's investment advisor.

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